EXHIBIT 99.1

For more information contact:

Analysts – Beth Baum, 206-539-3907

Media – Nancy Thompson, 919-861-0342

WEYERHAEUSER TO ENHANCE OREGON TIMBERLAND HOLDINGS

SEATTLE (September 1, 2020) — Weyerhaeuser Company (NYSE: WY) today announced it has entered into two distinct agreements to purchase timberlands from and sell timberlands to funds managed by Hancock Natural Resource Group, a Manulife Investment Management company.

The company is purchasing approximately 85,000 acres of timberlands in mid-coastal Oregon in one transaction, and selling 149,000 acres of timberlands in southern Oregon in a second transaction. The net cost of these two separate transactions is approximately $40 million in cash.

“These two agreements represent a unique opportunity to further enhance Weyerhaeuser’s Western timberlands portfolio with exceptional land that is contiguous with our existing ownership,” said Devin W. Stockfish, president and chief executive officer. “Through these transactions, we are acquiring highly productive timberland with low operating costs and strong access to key domestic and export markets, and we expect them to deliver immediate and long-term value for our shareholders.”

The transactions are subject to customary closing conditions and are expected to close in the fourth quarter of 2020.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in America. Our company is a real estate investment trust. In 2019, we generated $6.6 billion in net sales and employed approximately 9,400 people who serve customers worldwide. We are listed on the Dow Jones Sustainability North America Index. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

FORWARD-LOOKING STATEMENTS

This news release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 including, without limitation, with respect to the company's expectations concerning the occurrence, timing, tax implications and expected financial contributions and economic results of the closing of its acquisition and sale of certain Oregon timberlands. Forward-looking statements may be identified by our use of certain words in such statements, including without limitation words such as “expect” and “expected,” and similar words and terms and phrases using such terms and words. We may reference expected performance through, or events to occur by or at, a future date, and such references may also constitute forward-looking statements. All forward-looking statements speak only as of the date hereof, are based on current expectations and involve and are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to, those identified in our 2019 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC. In addition, Weyerhaeuser may not be able to complete one or either of the Oregon timberlands

EXHIBIT 99.1

transactions within the stated time period, or at all, because of a number of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to a termination of the transaction under the terms of one or both of the purchase and sale agreements governing the transactions, or the failure to satisfy other closing conditions. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on the company’s business, results of operations, cash flows, financial condition and future prospects. The company undertakes no obligation to update these forward-looking statements after the date of this news release.

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